UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On February 25, 2019, Welltower Inc. (the “Company”) entered into separate amended and restated equity distribution agreements (collectively, the “Equity Distribution Agreements”) with each of (i) Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, UBS Securities LLC, and Wells Fargo Securities, LLC (when acting in this capacity, individually, a “Sales Agent” and collectively, the “Sales Agents) as sales agents and forward sellers and (ii) each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, UBS AG, London Branch and Wells Fargo Bank, National Association as forward purchasers relating to issuances, offers and sales of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). In accordance with the terms of the Equity Distribution Agreements, the Company may offer and sell up to $1,500,000,000 of Common Stock (together with shares of Common Stock that may be sold pursuant to the forward sale agreements described below, the “Shares”) from time to time through any of the Sales Agents (acting in their capacity as Sales Agents or as Forward Sellers, as described below).

Concurrently with entry into the Equity Distribution Agreements, the Company entered into separate master forward sale confirmations (collectively, the “Master Forward Sale Confirmations”) between the Company and each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, UBS AG, London Branch and Wells Fargo Bank, National Association (when acting in this capacity, individually, a “Forward Purchaser” and collectively, the “Forward Purchasers”).

The Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares by the Company through the Sales Agents, the Company also may enter into forward sale agreements under the Master Forward Sale Confirmations. In connection with each particular forward sale agreement, the relevant forward purchaser or its affiliates will, at the Company’s request, borrow from third parties and, through the relevant Sales Agent, sell a number of the Shares equal to the number of Shares underlying the particular forward sale agreement (the Sales Agents, when acting as agents for Forward Purchasers, individually, a “Forward Seller” and collectively, the “Forward Sellers”). In no event will the aggregate number of Shares sold through the Sales Agents, whether as an agent for the Company or as a Forward Seller, under the Equity Distribution Agreements and any forward sale agreements, have an aggregate sales price in excess of $1,500,000,000.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Seller. The Company expects to physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company would expect to receive per share cash proceeds at settlement equal to the forward sale price under the relevant forward sale agreement. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant forward purchaser.

Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed with the applicable Sales Agent, or by means of any other existing trading market for the Common Stock or to or through a market maker other than on an exchange. The offer and sale of the Shares has been registered on the Company’s Registration Statement on Form S-3 (File No. 333-225004), dated May 17, 2018.

The foregoing description of certain terms of the Equity Distribution Agreements and the Master Forward Sale Confirmations and the transactions contemplated by the Equity Distribution Agreements and the Master Forward Sale Confirmations does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the forms of Equity Distribution Agreements and Master Forward Sale Confirmations, which are filed herewith as Exhibits 1.1 and 1.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Amended and Restated Equity Distribution Agreement

1.2	Form of Master Forward Sale Confirmation

5	Opinion of Gibson, Dunn & Crutcher LLP

8	Tax Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5 hereto)

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ MATTHEW MCQUEEN
Name:	Matthew McQueen
Title:	Senior Vice President – General Counsel & Corporate Secretary

Date: February 26, 2019